Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock and Cash Incentive Plan of Marriott Vacations Worldwide Corporation of our report dated June 28, 2011, with respect to the consolidated financial statements of Marriott Vacations Worldwide Corporation included in its Registration Statement on Form 10-12B (Registration No. 001-35219) initially filed with the Securities and Exchange Commission on June 28, 2011, as amended.

/s/ Ernst & Young LLP
November 7, 2011	Certified Public Accountants
Miami, Florida